                                                                   Exhibit 3.120

CERTIFICATE OF INCORPORATION
OF
METRO AMBULANCE SERVICE, INC.

ARTICLE ONE

NAME

The name of the corporation is METRO AMBULANCE SERVICE, INC. (the
"Corporation").

ARTICLE TWO

PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

ARTICLE THREE

PURPOSES AND POWERS

Section 1. Purposes. The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

Section 2. Powers. Subject to any specific written limitations or restrictions imposed by the GCL, by other law, or by the Certificate of Incorporation, and solely in furtherance thereof, but not in addition to the purposes set forth in
Section 1 of this Article, the Corporation shall have and exercise all of the powers specified in the GCL, which powers are not inconsistent with the Articles of this Certificate.

ARTICLE FOUR

CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

Section 1. Authorized Shares. The Corporation shall have authority to issue one class of shares to be designated as, "Common Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is One Hundred Thousand (100,000), all at a par value of $.01.

Section 2. Preemptive Rights. Unless otherwise determined by the Board of Directors, no holder of shares of capital stock of the Corporation shall, as such holder, have any Right to purchase or subscribe for any capital stock which the Corporation may issue or sell, whether or not exchangeable for any capital stock of the Corporation, whether issued out of unissued shares authorized by this Certificate of Incorporation as originally filed or by any amendment thereof, or out of shares of capital stock of the Corporation acquired by it after the issue thereof; nor unless otherwise determined by the Board of Directors in the manner provided under the GCL, shall any holder of shares of capital stock of the Corporation, as such holder, have any right to purchase, acquire or subscribe for any securities which the Corporation may issue or sell whether or not convertible into or exchangeable for shares of capital stock of the Corporation, and whether or not any such securities have attached or appurtenant thereto warrants, options or other instruments which entitle the holders thereof to purchase, acquire or subscribe for shares of capital stock.

Section 3. Voting. In the exercise of voting privileges, each holder of shares of the capital stock of the Corporation entitled to voting rights shall be entitled to one (1) vote for each share held in his name on the books of the Corporation. In all elections of Directors of the Corporation, cumulative voting is expressly prohibited. As such, each holder of shares of capital stock of the Corporation entitled to vote at the election of Directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual Director to be elected and shall not be entitled to vote for or against any one Director more than the aggregate number of shares held by such holder which are entitled to vote on the election of Directors. With respect to any action to be taken by the Shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the Shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action. Any action required by the GCL to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of a majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

ARTICLE FIVE

REGISTERED AGENT AND OFFICE

Section 1. Registered Office. The address of the registered office of the Corporation is in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent.

Section 2. Registered Agent. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE SIX

DIRECTORS

Section 1. Board of Directors. The Board of Directors shall consist of one or more members who need not be residents of the State of Delaware or Shareholders of the Corporation. The number of Directors of the Corporation may from time to time be changed in accordance with the Bylaws of the Corporation and the GCL.

Section 2. Names and Addresses. The names and addresses of the persons who are to serve as Directors until the next annual meeting of Shareholders or until their successors are elected and qualified, or until their earlier death, resignation, or removal are as follows:

NAME                 NUMBER, STREET OR BUILDING          CITY, STATE
----                 --------------------------          -----------
Paul M. Verrochi     67 Batterymarch Street, Suite 300   Boston, MA 02110
Dominic J. Puopolo   67 Batterymarch Street, Suite 300   Boston, MA 02110
John K. Rester       12020 Intraplex Parkway             Gulf Port, MS 39503-4602

Section 3. Limitations on Liability of Directors. No Director of the Corporation shall be personally liable to the Corporation or its Shareholders for monetary damages for an act or omission in the Director's capacity as a Director; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director to the extent a Director is found liable for (a) a breach of the Director's duty of loyalty to the Corporation or its Shareholders,
(b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability of the Director is expressly provided by an applicable statute.

If the GCL or other applicable provision of Delaware law hereafter is amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the GCL or other applicable provision of Delaware law as amended. Any repeal or modification of this Section 3 by the Shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE SEVEN

SPECIAL POWERS OF BOARD OF DIRECTORS

In furtherance of, and not in limitation of the powers and authorities conferred under the GCL, the Board of Directors is expressly authorized:

(1) To make, alter, amend and rescind the Bylaws of the Corporation; to fix, adjust and maintain from time to time the amount to be reserved as working capital; and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

(2) From time to time, to determine whether and to what extent and at what times and places and under what conditions and provisions the accounts and books of the Corporation shall be maintained and made available for inspection of any Shareholder, and no Shareholder shall have any right to inspect any account or books or records of the Corporation, except as provided in the GCL, or authorized by the Board of Directors.

(3) If the Bylaws so provide, to designate two or more of their number to constitute an executive committee, which committee shall, as provided in said resolution or in the Bylaws of the Corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that the GCL requires a particular matter to be authorized by the Board of Directors.

ARTICLE EIGHT

ADDITIONAL POWERS IN BYLAWS

The Corporation may in its Bylaws confer powers and authorities upon the Board of Directors in addition to the foregoing and to those expressly conferred upon them by the GCL.

ARTICLE NINE

TRANSACTIONS WITH DIRECTORS, OFFICERS AND SHAREHOLDERS

The Officers, Directors and Shareholders holding ten percent (10%) or more of the outstanding capital stock of the Corporation ("Insiders") may enter into business transactions with the Corporation in which they are personally interested without such transaction being affected or invalidated solely because of such personal interest; provided, however, that nothing contained herein shall relieve any Insider from liability for breach of the fiduciary duties of an Insider or authorize any Insider to enter into any transaction with the Corporation in which such Insider has a material interest for the purpose of personal gain to the detriment of the Corporation.

ARTICLE TEN

INDEMNIFICATION

Section 1. Mandatory Indemnification and Advancement of Expenses. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding ("Proceeding"), by reason of the fact that he is or was a Director or Officer of the Corporation, or who, while a Director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the GCL against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such Proceeding. Such right shall be a contract right and shall include the right to require advancement by the Corporation of reasonable expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made by the Corporation only upon delivery to the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under the GCL and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be ultimately determined that such person has not satisfied such requirements.

Section 2. Nature of Indemnification. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights permitted by law to which a person seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. Insurance. The Corporation shall have power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnity him against such liability under the provisions of this Article Ten or the GCL.

ARTICLE ELEVEN

AMENDMENT OF BYLAWS

The Shareholders of the Corporation hereby delegate to the Board of Directors the power to adopt, alter, amend or repeal the Bylaws of the Corporation. Such power shall be vested exclusively in the Board of Directors and shall not be exercised by the Shareholders.

ARTICLE TWELVE

POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS

Special meetings of the Shareholders of the Corporation may be called by the President of the Corporation, the Board of Directors or holders of not less than ten percent (10%) of all the shares entitled to vote at the proposed special meeting of the Shareholders.

ARTICLE THIRTEEN

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in its Bylaws in the manner now or hereafter prescribed by the

GCL or this Certificate of Incorporation, and all rights conferred on Shareholders herein are granted subject to this reservation.

ARTICLE FOURTEEN

INCORPORATOR

The name and mailing address of the incorporator of the Corporation is as follows:

NAME                          MAILING ADDRESS
----                          ---------------
Lila Newberry Bradley, Esq.   3340 Peachtree Road, N.E.
                              Suite 2000, Tower Place
                              Atlanta, Georgia 30326-1026

ARTICLE FIFTEEN

CAPTIONS

The captions used in this Certificate of Incorporation are for convenience only and shall not be construed in interpreting the provisions hereof.

IN WITNESS WHEREOF, the Incorporator of the Corporation has caused this Certificate of Incorporation to be executed on this 3rd day of August, 1994.


/s/ Lila Newberry Bradley
---------------------------------------------
Lila Newberry Bradley, Esq., Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

METRO AMBULANCE SERVICE, INC.

Metro Ambulance Service, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That the Board of Directors of said corporation has adopted by unanimous written consent the following resolution:

RESOLVED: That it is advisable and in the best interest of this Corporation that
Section 1 of Article 4 of the Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

"Section 1. Authorized Shares. The Corporation shall have authority to issue one class of shares to be designated as, "Common Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is Three Thousand (3,000), all at a par value of $.01."

SECOND: That said amendment has been consented to and authorized by the holder of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by William E. Earl, its President, and attested by Daniel W. Alexander, its Secretary, this 18 day of September, 1995.


/s/ William E. Earl
---------------------------
President


Attested by: /s/ Daniel W. Alexander
             ---------------------------
             Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

Metro Ambulance Service. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES

HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle

The Board of Directors of Metro Ambulance Service, Inc. adopted the following resolution on the 1st day of September, 1996.

Resolved, that the registered office of 1013 Centre Road, Wilmington, DE 19805 in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Metro Ambulance Service, Inc. has caused this statement to be signed by William George, its Vice President*, this 1st day of September, 1996.


/s/ William George
----------------------------------
William George, Vice President
(Title)

* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

                              ARTICLES OF AMENDMENT

                                       OF

                         METRO AMBULANCE SERVICES, INC.,
                              a Georgia corporation

To the Secretary of State
State of Georgia

Pursuant to the provisions of the Georgia Business Corporation Code, METRO AMBULANCE SERVICES, INC., a Georgia corporation (the "Corporation") does hereby adopt the following Articles of Amendment.

1. The name of the corporation is: METRO AMBULANCE SERVICES, INC.
2. Article 4 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

                                       "4.

                The Corporation shall have perpetual existence."

3. The amendment herein provided for was duly recommended by the Board of Directors of the Corporation to the sole shareholder of the Corporation on February 6, 1995.

4. The amendment herein provided for was duly approved by the sole shareholder of the Corporation on February 6, 1995 in accordance with the provisions of
Section 14-2-1003 of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this ____ day of March, 1995.

                                      METRO AMBULANCE SERVICES, INC.,
                                      a Georgia corporation


                                      /s/ M. Keith Huzyak
                                      ------------------------------------------
                                      M. Keith Huzyak, Chief Executive Officer


                                      /s/ Roy Luna
                                      ------------------------------------------
                                      Roy E. Luna, Secretary

                              ARTICLES OF AMENDMENT

     The shareholders of Metro Marietta Ambulance Services, Inc., a corporation organized and existing under the laws of the State of Georgia, did, on March 26, 1973, adopt an amendment to the Articles of Incorporation of said Corporation as follows:

          "Resolved - that the name of Metro Marietta Ambulance Services, Inc. be changed to Metro Ambulance Services, Inc. and henceforth said corporation is to be known as Metro Ambulance Services, Inc."

     Said amendment was adopted by an affirmative vote of ten thousand (10,000) shares, the same being all of the shares entitled to vote thereon.

     IN WITNESS WHEREOF, Metro Marietta Ambulance Services, Inc. has caused these Articles of Amendment to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers, on this 25 day of March, 1973.

                                      METRO MARIETTA AMBULANCE SERVICES, INC.


                                      BY: /s/ Edgar H. Pounds
                                          --------------------------------------
                                          President

Attest:


/s/ Mary Jean Pounds
---------------------------
Secretary

          IN THE SUPERIOR COURT FOR THE COUNTY OF COBB

STATE OF GEORGIA

     The petition of Metro Marietta Ambulance Services, Inc. shows the Court as follows:

                                       1.

     The articles of amendment of Metro Marietta Ambulance Services, Inc. executed by the President and attested by the Secretary are attached hereto:

                                       2.

     The certificate of the Secretary of State that the name "Metro Ambulance Services, Inc." is available is attached hereto.

     WHEREFORE, petitioner prays that the Articles of Amendment of Metro Marietta Ambulance Services, Inc. be granted.

                                      INGRAM, FLOURNOY, DOWNEY & CLEVELAND


                                      BY: /s/ X
                                          --------------------------------------

STATE OF GEORGIA:

COUNTY OF COBB:

TO THE SUPERIOR COURT OF COBB COUNTY:

     NOW comes EDGAR H. POUNDS, MARY JEAN POUNDS and VINCE SHAFFER, hereinafter referred to as "PETITIONERS", and bring this Petition for the granting of a charter for a private corporation and show unto the court the following facts, to-wit:

                                       1.

     They desire for themselves, their associates, successors and assigns to be incorporated under the name of "METRO MARIETTA AMBULANCE SERVICES, INC." The principle office of said corporation is to be located in Cobb County, Georgia, with the privilege of establishing branch offices and places of business in such other places as may be determined.

                                       2.

     The names and post office addresses of each of the above Petitioners are as follows:

                                Edgar H. Pounds
                                1714 Alton Way
                                Marietta, Georgia

                                Mary Jean Pounds
                                1714 Alton Way
                                Marietta, Georgia

                                Vince Shaffer
                                425 Lake Drive
                                Marietta, Georgia

                                       3.

     The purpose and object of said corporation is pecuniary gain and profit to its shareholders. The general nature of the business to be transacted and the corporate powers desired are:

     (a) To carry on the business of supplying, furnishing, renting, leasing, and the letting for hire of funeral service equipment including tents, grave equipment, and other related items of every kind, nature and description. To carry on the business of providing ambulance services both emergency and non-emergency to the general public and the rental and sales of emergency equipment and supplies.

     (b) To carry on the business of supplying, furnishing, renting, leasing, and the letting for hire of funeral hearses, cars, and carriages for funerals, and automobiles and motor vehicles of every kind, nature, and description; to buy, own, sell, lease, hire, or otherwise deal in and with funeral cars, hearses, funeral carriages, automobiles, motor trucks, and vehicles, supplies, parts for use in connection therewith, accessories, and carriage equipment; to manufacture, buy, sell, deal in, to build and rebuild, to operate, repair, and let for hire automobiles, and motor vehicles of every kind, nature and description.

     (c) To purchase or otherwise acquire lands and interests in lands with the leasehold in fee or otherwise, situated within or without the State of Georgia and to own, hold, improve by building or otherwise, and to lease out or otherwise use for income purposes or to encumber, sale, and dispose of any such real estate or improvements or any interest therein or to lease the same either as landlord or tenant and to purchase, construct and otherwise acquire and to own, maintain, and operate buildings of any character.

     (d) To have all the powers and enjoy all the privileges enumerated in
Section 22-1827 to 22-1870 of the Code of Georgia and all of the privileges enumerated in Chapter 22-18 and 22-19 of said Code, and all of the powers applicable to said corporation enumerated in said Code Sections are made a part hereof to the same extent as if same were set out herein.

                                       4.

     The time for which said corporation is to have existence is thirty-five
(35) years.

                                       (5)

     The amount of capital with which the corporation will begin doing business shall be twenty-five hundred dollars ($2,500), either in cash or other assets or the combination of the two.

                                       (6)

     The capital stock of said corporation shall be divided into ten thousand shares of common stock of the face or par value of ten dollars ($10.00) per share. The holders of said common stock shall control the corporation with the holder of each share of common stock entitled to one (1) vote per share.

                                       (7)

     Petitioners further desire that By-Laws of the corporation shall be adopted by the common stockholders, and such By-Laws shall provide for the officers and directors of the corporation, the manner of their selection and such other rules appropriate to By-Laws which have as their purpose the control and management of the corporation, including provisions whereby the By-Laws may be amended.

                                       (8)

     Petitioners herewith exhibit a name certificate from the Secretary of the State of Georgia as required by Section 22-1803, Georgia Code Annotated.

     WHEREFORE, petitioners pray to be incorporated under the name and style aforesaid, for a period of thirty-five (35) years with the rights of renewal as provided by law, and with all the rights, powers, privileges and immunities herein set forth, and such additional rights, powers and privileges as may be necessary, proper or incidental to the conduct of the business aforesaid and as may be inherent in or allowed to like corporations in the State of Georgia, as they may now or hereafter exist.

                                             RICHARD H. STILL, JR.
                                             Attorney at Law


                                             /s/ Richard H. Still, Jr.
                                             -----------------------------------

STATE OF GEORGIA:                       ) CHARTER APPLICATION
COUNTY OF COBB:                         (
                                        NO. _______________________
IN RE:                                  )

PETITION TO INCORPORATE                 ( COBB SUPERIOR COURT

METRO MARIETTA AMBULANCE SERVICES, INC. )

                                      ORDER

     The foregoing petition of EDGAR H. POUNDS, MARY JEAN POUNDS and VINCE SHAFFER, to be incorporated under the name of METRO MARIETTA AMBULANCE SERVICES, INC. read and considered.

     It appearing that the said petitioners are within the purview and intention of the laws applicable thereto, and that all of said laws have been fully complied with, including the presentation of a certificate from the Secretary of State as required by Section 22-1803 of the Code of Georgia Annotated;

     IT IS HEREBY ORDERED, ADJUDGED AND DECREED:

     That all of the prayers of said petitioners are granted, and applicants and their associates, successors, and assigns are hereby incorporated and made a body politic under the name and style of METRO MARIETTA AMBULANCE SERVICES, INC. for and during the period of thirty-five (35) years with the privilege of renewal at the expiration of that time according to the laws of Georgia and that said corporation is hereby granted and vested of all rights and privileges mentioned in said petition.

     GRANTED AT CHAMBERS this 20 day of August, 1968.


                                        /s/ X
                                        ----------------------------------------
                                        Judge, Cobb Superior Court,
                                        Cobb Judicial Circuit

PRESENTED BY:

RICHARD H. STILL, JR.
Attorney at Law


/s/ Richard H. Still, Jr.
----------------------------------


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